UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2009

CENTURY CASINOS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	0-22290	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

2860 South Circle Drive, Suite 350, Colorado Springs, CO	80906
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On December 15, 2009, the Company announced that its subsidiary Century Casinos Europe GmbH ("CCE") entered into a definitive agreement to acquire 100% of the issued and outstanding shares of Frank Sisson's Silver Dollar Ltd. ("FSSD") and 100% of the issued and outstanding shares of EGC Properties Ltd. ("EGC") from Grant Thornton Limited, as receiver and manager of EGC Holdings Ltd. ("Holdings"), FSSD and EGC.  FSSD and EGC collectively own and operate the Silver Dollar Casino ("Silver Dollar") and related land in Calgary, Alberta, Canada.  On April 15, 2009 Holdings, FSSD, EGC and affiliated corporations filed for protection from creditors under the Companies' Creditors Arrangement Act (Canada) in Vancouver, Canada.  On June 24, 2009, Grant Thornton Limited was appointed by the courts of British Columbia, Canada as receiver and manager of Holdings, FSSD and EGC, and of their respective operations and assets. On December 21, 2009, Grant Thornton Limited obtained the Final Order and the Vesting Order from the courts of British Columbia approving the terms of the transaction.

The Silver Dollar is a 93,000 square foot casino facility located on approximately seven acres of land in Calgary. The casino facility includes 504 slot machines, 16 table games, 15 video lottery terminals, two restaurants, a lounge, a 5,000 square foot showroom, an 18,000 square foot convention center and a 38-lane bowling alley.

The transaction, which is expected to close in the first quarter of 2010, is subject to customary closing conditions, including the receipt of necessary regulatory and governmental approvals. The total consideration for the transaction is $10,650,000 (USD) subject to adjustment for the closing date working capital of FSSD and EGC. Payments will be made according to the following schedule:

A)	$1,000,000 deposit was paid on November 6, 2009.
B)	$9,650,000 will be paid three business days after the satisfaction of customary closing conditions including certain regulatory approvals (expected in the first quarter of 2010).
C)
The working capital amounts of FSSD and EGC, based on estimates prepared by the receiver, will be paid to the receiver from CCE or to CCE from the receiver at Closing depending on the estimated balance (expected in the first quarter of 2010).

D)	Any adjustment to the working capital as determined by CCE will either be paid by CCE or reimbursed to CCE following closing.

This summary of the terms of the purchase is qualified in its entirety by the text of the Silver Dollar Purchase Agreement and related amendments, copies of which are attached to this Form 8-K as exhibits 10.1-10.4 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1
Silver Dollar Purchase Agreement dated as of November 6, 2009 by and between Century Casinos Europe GmbH and Grant Thornton Limited in is capacity as interim receiver and receiver and manager of EGC Holdings Ltd. and not in its personal capacity.

10.2
Amendment No. 1 to Silver Dollar Purchase Agreement as of November 24, 2009 by and between Century Casinos Europe GmbH and Grant Thornton Limited in is capacity as interim receiver and receiver and manager of EGC Holdings Ltd. and not in its personal capacity.

10.3
Amendment No. 2 to Silver Dollar Purchase Agreement as of November 30, 2009 by and between Century Casinos Europe GmbH and Grant Thornton Limited in is capacity as interim receiver and receiver and manager of EGC Holdings Ltd. and not in its personal capacity.

10.4
Amendment No. 3 to Silver Dollar Purchase Agreement as of December 11, 2009 by and between Century Casinos Europe GmbH and Grant Thornton Limited in is capacity as interim receiver and receiver and manager of EGC Holdings Ltd. and not in its personal capacity.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Century Casinos, Inc.
(Registrant)

Date: December 22, 2009	By : /s/ Ray Sienko
Ray Sienko
Chief Accounting Officer